Exhibit 4.2

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 10, 2020

Between

ACTIVISION BLIZZARD, INC.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

1.350% SENIOR NOTES DUE 2030

and

2.500% SENIOR NOTES DUE 2050

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Supplemental Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06;7.07
(c)	7.06;12.02
(d)	7.06
314(a)	12.05
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05;12.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12;9.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

* This Cross-Reference Table is not part of the Supplemental Indenture.

TABLE OF CONTENTS

-i-

-ii-

-iii-

Page

Section 12.12 Successors	56
Section 12.13 Severability	56
Section 12.14 Counterpart Originals	56
Section 12.15 Table of Contents, Headings, etc	56
Section 12.16 Qualification of Supplemental Indenture	57
Section 12.17 U.S.A. Patriot Act	57

EXHIBITS

Exhibit A-1       Form of 2030 Note

Exhibit A-2       Form of 2050 Note

-iv-

SECOND SUPPLEMENTAL INDENTURE, dated as of August 10, 2020, between Activision Blizzard, Inc., a Delaware corporation (the “Issuer”, as more fully set forth in Section 1.01), and Wells Fargo Bank, National Association, a national banking association, as Trustee.

W  I  T  N  E  S  S  E  T  H

WHEREAS, the Issuer and the Trustee entered into that certain Indenture, dated as of May 26, 2017 (the “Base Indenture”), pursuant to which the Issuer may from time to time issue its debt securities in the form of one or more series of unsecured debentures, notes, bonds or other evidences of indebtedness (collectively, the “Securities”); and

WHEREAS, Section 14.01(p) of the Base Indenture provides that the Issuer and the Trustee may, without the consent of the Holders of the Securities, enter into a supplemental indenture to establish the form and terms of Securities of any series as permitted in Section 3.01 of the Base Indenture; and

WHEREAS, the Issuer has duly authorized the creation of an issue of (i) $500,000,000 aggregate principal amount of its 1.350% Senior Notes due 2030 (the “Initial 2030 Notes”) and (ii) $1,500,000,000 aggregate principal amount of its 2.500% Senior Notes due 2050 (the “Initial 2050 Notes”), in each case to be issued under this Supplemental Indenture, and in connection therewith, there being no Notes Outstanding at the time of execution and delivery of this Supplemental Indenture, the Issuer has duly determined to make, execute and deliver this Supplemental Indenture to set forth the terms and provisions of the Notes as required by the Base Indenture and to modify, amend, supplement and delete certain provisions of the Base Indenture in respect of the Notes; and

WHEREAS, the Form of 2030 Note, the Form of 2050 Note, the Trustee’s Certificate of Authentication to be borne by each Note, the Form of Option of Holder to Elect Purchase and the Form of Assignment to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, this Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions; and

WHEREAS, all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, when the Notes have been so executed, authenticated and delivered, the valid and legally binding obligations of the Issuer, have been done; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of, and supplement to, the Base Indenture, have been done.

NOW, THEREFORE, for and in consideration of the foregoing and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all such Holders, as follows:

ARTICLE 1

DEFINITIONS AND GENERAL APPLICATION

This Supplemental Indenture is a supplemental indenture within the meaning of the Base Indenture and constitutes a part of the Base Indenture (the provisions of which, as modified by this Supplemental Indenture, shall apply to each series of Notes in respect of such series of Notes, and the Issuer and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. This Supplemental Indenture, however, shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series. In the event of any inconsistency between the Base Indenture and this Supplemental Indenture, this Supplemental Indenture shall govern.

All capitalized terms contained in this Supplemental Indenture shall, except as specifically provided for herein and except as the context may otherwise require, have the meanings given to such terms in the Base Indenture. Unless the context otherwise requires, the following terms shall have the following meanings:

Section 1.01	Definitions.

“2030 Notes” means the Initial 2030 Notes and any Additional 2030 Notes.

“2050 Notes” means the Initial 2050 Notes and any Additional 2050 Notes.

“Additional 2030 Notes” means additional 2030 Notes issued from time to time under the Indenture in accordance with Section 2.01 hereof.

“Additional 2050 Notes” means additional 2050 Notes issued from time to time under the Indenture in accordance with Section 2.01 hereof.

“Additional Notes” means Additional 2030 Notes and Additional 2050 Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means:

(1)       with respect to any 2030 Note on any Redemption Date, the excess, if any, of (i) the present value at such Redemption Date of (A) 100% of the aggregate principal amount of such 2030 Note on such Redemption Date, plus (B) all required interest payments due on such 2030 Note through June 15, 2030 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the applicable Treasury Rate as of such Redemption Date plus 15 basis points; over (ii) the principal amount of such 2030 Note; and

(2)       with respect to any 2050 Note on any Redemption Date, the excess, if any, of (i) the present value at such Redemption Date of (A) 100% of the aggregate principal amount of such 2050 Note on such Redemption Date, plus (B) all required interest payments due on such 2050 Note through March 15, 2050 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the applicable Treasury Rate as of such Redemption Date plus 20 basis points; over (ii) the principal amount of such 2050 Note.

The Issuer shall calculate the Applicable Premium.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Base Indenture” has the meaning assigned to such term in the recitals hereto.

“Below Investment Grade Rating Event” means the occurrence of a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period by each of the Rating Agencies to a rating that is not an Investment Grade Rating. Notwithstanding anything to the contrary, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)       in the case of a corporation, corporate stock;

(2)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)       in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following:

(1)       the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person;

(2)       the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of a majority or more of the total voting power of the Voting Stock of the Issuer; or

(3)       the approval of any plan or proposal for the winding up or liquidation of the Issuer.

For purposes of this definition, any direct or indirect holding company of the Issuer shall not itself be considered a “Person” or “group” for purposes of clause (2) above; provided that no “Person” or “group” beneficially owns, directly or indirectly, more than a majority of the total voting power of the Voting Stock of such holding company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Consolidated Total Assets” means, as of any date of determination, the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis as shown on or reflected in the Issuer’s most recent internal consolidated balance sheet (including, without duplication, the notes related thereto) prepared in accordance with GAAP, provided that Consolidated Total Assets shall be calculated after giving pro forma effect to any investments, acquisitions or dispositions occurring subsequent to the date of such balance sheet, as well as any such transaction giving rise to the need to calculate Consolidated Total Assets.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)       to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)       to advance or supply funds:

(a)       for the purchase or payment of any such primary obligation, or

(b)       to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)       to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer. With respect to registration for transfer or exchange, presentation at maturity or for redemptions, such office shall also mean the office or agency of the Trustee located at the date hereof at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Minneapolis, MN 55415.

“Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive 2030 Note” means a certificated 2030 Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A-1 hereto, except that such 2030 Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Definitive 2050 Note” means a certificated 2050 Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A-2 hereto, except that such 2050 Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Definitive Notes” means, collectively, Definitive 2030 Notes and Definitive 2050 Notes.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Supplemental Indenture.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(f) hereof, which is required to be placed on all Global Notes issued under the Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes, substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as the case may be, issued in accordance with Section 2.01 hereof.

“Government Securities” means securities that are:

(1)       direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)       obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, indebtedness of such Person for borrowed money, if and to the extent any such indebtedness would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

“Indenture” means the Base Indenture as supplemented and modified by this Supplemental Indenture, as originally executed and as either may be amended or supplemented from time to time with respect to the Notes.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial 2030 Notes” has the meaning assigned to such term in the recitals hereto.

“Initial 2050 Notes” has the meaning assigned to such term in the recitals hereto.

“Initial Notes” means the Initial 2030 Notes and the Initial 2050 Notes.

“Interest Payment Date” means March 15 and September 15 of each year to stated maturity, commencing March 15, 2021.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency, without regard to outlook.

“Issue Date” means August 10, 2020.

“Issuer” has the meaning assigned to such term in the recitals hereto, until a successor Person shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer and delivered to the Trustee.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions or the place of payment are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Notes” means the Initial 2030 Notes and the Initial 2050 Notes and more particularly means any Note authenticated and delivered under the Indenture. For all purposes of the Indenture, the term “Notes” shall also include any Additional 2030 Notes and Additional 2050 Notes that may be issued under the Indenture. The 2030 Notes and the 2050 Notes are separate series of Notes, but shall be treated as a single class for all purposes under the Indenture, except as set forth herein. For purposes of the Indenture, all references to Notes to be issued or authenticated upon transfer, replacement or exchange shall be deemed to refer to Notes of the applicable series.

“Obligations” means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chief Executive Officer, Chief Financial Officer, the President, the Chief Legal Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, Assistant Treasurer, the Secretary or the Assistant Secretaries of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer that is the principal executive officer, the principal financial officer, the Treasurer, the principal accounting officer, Secretary, or, in the case of the Officer’s Certificate furnished on the Issue Date, Chief Legal Officer of the Issuer that meets the requirements set forth in this Supplemental Indenture.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of, or counsel to, the Issuer, or other counsel who is acceptable to the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Liens” means, with respect to any Person:

(1)       pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return of money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations);

(2)       Liens imposed by law or regulation, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)       Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)       Liens in favor of issuers of performance, surety bonds or bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person;

(5)       minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)       Liens securing Indebtedness incurred to finance the construction, acquisition (including acquisition through merger or consolidation), purchase or lease of, or repairs, improvements or additions to any property, plant or equipment of the Issuer or its Restricted Subsidiaries; provided, however, that the Lien shall not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries at the time the Lien is incurred (other than property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien shall not be incurred more than 18 months after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(7)       Liens existing on the Issue Date;

(8)       Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary;

(9)       Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation;

(10)     Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary;

(11)     Liens securing Hedging Obligations so long as, in the case of Hedging Obligations related to interest, the related Indebtedness is secured by a Lien on the same property securing such Hedging Obligations;

(12)     Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)     leases, subleases, licenses or sublicenses (including of intellectual property) granted to others which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14)     Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15)     Liens in favor of the Issuer;

(16)     Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17)     Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18)     Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clause (B) of the second paragraph under Section 4.08 and in the foregoing clauses (7), (8), (9) and (17); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8), (9) and (17) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, and accrued and unpaid interest related to such refinancing, refunding, extension, renewal or replacement;

(19)     deposits made to secure liability to insurance carriers;

(20)     Liens on property or assets incurred in connection with any transaction permitted by the first paragraph of Section 4.07 (other than in reliance on clause (3) thereof);

(21)     Liens securing judgments for the payment of money so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22)     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23)     Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking or other financial institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24)     Liens deemed to exist in connection with investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25)     Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26)     Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27)     Liens on the Equity Interests of Unrestricted Subsidiaries that secure Indebtedness of such Unrestricted Subsidiaries;

(28)     any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and

(29)     Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by the Indenture.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Prospectus” means that certain Prospectus Supplement, dated August 5, 2020, together with the base prospectus, dated September 4, 2019, which forms part of the Issuer’s Registration Statement on Form S-3 (File No. 333-233617), relating to the issuance and sale of the Initial Notes.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Ratings Decline Period” means the period commencing on the earlier of (a) the first public notice of the occurrence of a Change of Control or (b) the public announcement by the Issuer of its intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the applicable series of Notes is under publicly announced consideration for a possible rating downgrade by any of the Rating Agencies on such 60th day, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the applicable series of Notes below an Investment Grade Rating or (y) publicly announces that it is no longer considering such Notes for possible downgrade, provided that no such extension shall occur if on such 60th day the applicable series of Notes is rated an Investment Grade Rating by at least one of such Rating Agencies in question and is not subject to review for possible downgrade by such Rating Agency).

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Record Date” for the interest payable on any applicable Interest Payment Date means March 1 or September 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Restricted Subsidiary” means, at any time, each direct and indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred for value by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facility” means the credit facility under the credit agreement dated as of October 11, 2013 by and among the Issuer, the guarantors from time to time party thereto, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, as amended or supplemented from time to time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1) or (2) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Subordinated Indebtedness” means, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes.

“Subsidiary” means, with respect to any Person:

(1)       any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)       any partnership, joint venture, limited liability company or similar entity of which

(x)       more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)       such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Treasury Rate” means, as of any redemption date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week (or, if such Statistical Release is no longer published (or the relevant information no longer available thereon), any publicly available source of similar market data)) nearly equal to the period from the redemption date to June 15, 2030 (in the case of 2030 Notes) or March 15, 2050 (in the case of 2050 Notes); provided, however, that if the period from the redemption date to June 15, 2030 (in the case of 2030 Notes) or March 15, 2050 (in the case of 2050 Notes) is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means Wells Fargo Bank, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Supplemental Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means:

(1)       any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2)       any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly delivering to the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

Section 1.02	Other Definitions.

Term	Defined in Section
“Applicable Premium Deficit”	8.04
“Authentication Order”	2.02
“Change of Control Offer”	4.10
“Change of Control Payment”	4.10
“Change of Control Payment Date”	4.10
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01

Term	Defined in Section
“Legal Defeasance”	8.02
“Note Register”	2.03
“Paying Agent”	2.03
“Registrar”	2.03
“Second Change of Control Payment Date”	4.10
“Successor Company”	5.01
“Successor Person”	5.01

Section 1.03	Incorporation by Reference of Trust Indenture Act.

Whenever this Supplemental Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Supplemental Indenture.

The following Trust Indenture Act terms used in this Supplemental Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Supplemental Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuer and any successor obligor upon the Notes.

All other terms used in this Supplemental Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.04	Rules of Construction.

Unless the context otherwise requires:

(a)       a term has the meaning assigned to it;

(b)       an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)       “or” is not exclusive;

(d)       words in the singular include the plural, and in the plural include the singular;

(e)       “will” shall be interpreted to express a command;

(f)       provisions apply to successive events and transactions;

(g)       references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h)       unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Supplemental Indenture; and

(i)       the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not any particular Article, Section, clause or other subdivision.

ARTICLE 2

THE NOTES

Article II of the Base Indenture is hereby modified, amended, supplemented and deleted as it relates to the Notes except as described in, and to the extent of, this Article 2.

Section 2.01	Form and Dating; Terms.

(a)                General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 (in the case of the 2030 Notes) hereto and Exhibit A-2 (in the case of the 2050 Notes). The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of the Trustee’s authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(b)                Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A-1 (in the case of the 2030 Notes) and Exhibit A-2 (in the case of the 2050 Notes) attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 (in the case of the 2030 Notes) and Exhibit A-2 (in the case of the 2050 Notes) attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee as Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                [Reserved]

(d)                Terms. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture and the Issuer and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to a Change of Control Offer as provided in Section 4.10 hereof. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes. Any Additional Notes shall be issued with the benefit of an indenture supplemental to the Indenture.

Section 2.02	Execution and Authentication.

At least one Officer of the Issuer shall execute the Notes by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A-1 or Exhibit A-2 attached hereto, as the case may be, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under the Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver (i) the Initial 2030 Notes and (ii) the Initial 2050 Notes. In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in the Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03	Registrar, Paying Agent and Depositary.

The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar. The Issuer shall maintain a registrar in the continental United States. The term “Paying Agent” includes any additional paying agents. The Issuer initially appoints the Trustee as (i) Registrar and Paying Agent and (ii) the Custodian with respect to the Global Notes. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to the Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its respective Subsidiaries may act as Paying Agent or Registrar. All Agents other than the Trustee appointed under the Indenture shall be appointed pursuant to agency agreements among the Issuer, the Trustee and the Agent, as applicable.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

Section 2.04	Paying Agent to Hold Money in Trust.

The Issuer shall require the Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or one of its Subsidiaries) shall have no further liability for the money. If the Issuer or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06	Transfer and Exchange.

(a)                Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor. A beneficial interest in a Global Note shall be exchangeable for a Definitive Note of the same series if (A) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a qualified successor Depositary is not appointed by the Issuer within 90 days or (B) in the case of any Global Note, there shall have occurred and be continuing an Event of Default with respect to such Global Note. Upon the occurrence of any of the preceding events in (A) or (B) above, Definitive Notes delivered in exchange for any Global Note of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note of the same series or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (A) or (B) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)                Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes pursuant to this clause (b). Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)               Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfer described in this Section 2.06(b)(i).

(ii)               All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(c)                Transfer or Exchange of Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (A) or (B) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.

(d)                Transfer and Exchange of Definitive Notes for Beneficial Interests. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to this Section 2.06(d) at a time when a Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Definitive Notes shall be exchanged only for Definitive Notes pursuant to this Section 2.06(e). Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(f)                 Legends. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)                Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)                General Provisions Relating to Transfers and Exchanges.

(i)       To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)       No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10 and 9.05 hereof).

(iii)       Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)       All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)       The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi)       Prior to due presentment at maturity (with respect to certificated notes) or for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii)      Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii)     At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(ix)       All certifications, orders, instructions and other documents required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic PDF transmission.

(x)       The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi)        Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.07	Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses (including the expenses of the Trustee) in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of the Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08	Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10	Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under the Indenture.

Section 2.11	Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act in accordance with its customary procedures). The Issuer may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12	Defaulted Interest.

If the Issuer defaults in a payment of interest on a series of Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders of Notes of such series on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee, an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee, for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer or the Trustee, in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid (or sent electronically in the case of notes held in book entry form), to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13	CUSIP/ISIN Numbers.

The Issuer in issuing the Notes may use CUSIP or ISIN numbers, as applicable, (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers, as applicable, in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN Code numbers, as applicable.

Section 2.14	Calculation of Principal Amount of Securities.

The aggregate principal amount of the Notes, at any date of determination, shall be the sum of (1) the principal amount of the 2030 Notes at such date of determination plus (2) the principal amount of the 2050 Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes (and not solely the 2030 Notes or the 2050 Notes as provided for in the proviso to the second sentence of Section 9.02), such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.08 and Section 2.09 of this Supplemental Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE 3

REDEMPTION

Article IV of the Base Indenture is hereby modified, amended, supplemented and deleted as it relates to the Notes except as described in, and to the extent of, this Article 3.

Section 3.01	Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07 hereof, they shall furnish to the Trustee, at least 5 Business Days before notice of redemption is required to be mailed or caused to be mailed (or sent electronically in the case of notes held in book entry form) to the applicable Holders pursuant to Section 3.03 hereof but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Supplemental Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the 2030 Notes or the 2050 Notes, as the case may be, to be redeemed and (iv) the redemption price.

Section 3.02	Selection of Notes to Be Redeemed or Purchased.

If less than all of the 2030 Notes or the 2050 Notes, as the case may be, are to be redeemed or purchased in an offer to purchase at any time, the Trustee, shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or by such other similar method in accordance with the procedures of DTC so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess of $2,000, shall be purchased. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Supplemental Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03	Notice of Redemption.

Subject to Section 3.09 hereof, the Issuer shall mail or cause to be mailed by first-class mail, postage prepaid, or electronically or otherwise in accordance with the procedures of DTC, notices of redemption at least 15 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 hereof.

The notice shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

(a)       the redemption date;

(b)       the redemption price;

(c)       if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d)       the name and address of the Paying Agent;

(e)       that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)       that, unless the Issuer default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)       the paragraph or subparagraph of the Notes and/or Section of this Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)       that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, as applicable, if any, listed in such notice or printed on the Notes; and

(i)       any condition to such redemption as provided for in Paragraph 5(c) of the applicable Note.

The Issuer shall provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s names and at their expense; provided that the Issuer shall have delivered to the Trustee, at least 5 Business Days before notice of redemption is required to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04	Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Paragraph 5(c) of the applicable Note). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail (or electronically) or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

The Issuer shall provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

Section 3.05	Deposit of Redemption or Purchase Price.

Prior to 12:00 p.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Paying Agent shall promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the 2030 Notes or the 2050 Notes, as applicable, or the portions of the 2030 Notes or the 2050 Notes, as applicable called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06	Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in the Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07	Optional Redemption.

The Notes may be redeemed, at any time in whole, or from time to time in part, subject to the terms and conditions set forth in Paragraph 5 of the form of Notes set forth in Exhibit A-1 and Exhibit A-2 hereto, which are hereby incorporated by reference and made a part of this Supplemental Indenture, together with accrued and unpaid interest, if any, to the redemption date.

Section 3.08	Mandatory Redemption.

The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Article VI of the Base Indenture is hereby modified, amended, supplemented and deleted as it relates to the Notes except as described in, and to the extent of, this Article 4.

Section 4.01	Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of 12:00 P.M. (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02	Maintenance of Office or Agency.

The Issuer shall maintain the office or agency required under Section 2.03 where Notes may be surrendered at maturity for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency required under Section 2.03. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03	Reports and Other Information.

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer shall file with the SEC (and make available (without exhibits) without cost to (i) Holders of the Notes, upon their request, and (ii) the Trustee, within 15 days after it files them with the SEC, in each case, to the extent not publicly available on the SEC’s EDGAR system or the Issuer’s public website; provided that the Trustee shall have no obligation whatsoever to determine whether or not such filings have been made) from and after the Issue Date,

(1)       within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer (plus any grace period provided by Rule 12b-25 under the Exchange Act), annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form; and

(2)       within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer (plus any grace period provided by Rule 12b-25 under the Exchange Act), for each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will post on its website within 15 days after the time the Issuer would be required to file such reports with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act; and provided further, that financial information required by Rule 3-10, 3-16 (to the extent in effect), 13-01 or 13-02 of Regulation S-X shall not be required and such reports shall not be required to comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, as amended, or related items 307 and 308 of Regulation S-K, and the Issuer will not be required to provide financial statements in interactive data format using the extensible Business Reporting Language. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants under the Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or the SEC’s EDGAR system or any website under the Indenture, or participate in any conference calls.

Section 4.04	Compliance Certificate.

(a)                The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled their obligations under the Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in the Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of the Indenture (or, if a Default shall have occurred and is continuing, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or propose to take with respect thereto).

(b)                When any Default has occurred and is continuing under the Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any of its Restricted Subsidiaries gives any notice to the Issuer or, to the knowledge of the Issuer, takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than ten (10) Business Days after becoming aware of any Default) deliver to the Trustee by registered or certified mail, electronically or by facsimile transmission an Officer’s Certificate specifying such event and what action the Issuer proposes to take with respect thereto, but only to the extent such Default has not been cured by the end of such ten (10) Business Day period.

Section 4.05	Taxes.

The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06	[RESERVED].

Section 4.07	Limitation on Sale and Lease-Back Transactions.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Lease-Back Transaction with another Person (other than with the Issuer or the Restricted Subsidiaries) unless:

(1)       such Sale and Lease-Back Transaction was entered into prior to the Issue Date;

(2)        such Sale and Lease-Back Transaction involves a lease for not more than three years (or which may be terminated by the Issuer or the applicable Restricted Subsidiary within a period of not more than three years);

(3)        the Lien securing the Indebtedness with respect to such Sale and Lease-Back Transaction is a Permitted Lien; or

(4)        the Issuer or the applicable Restricted Subsidiary applies an amount equal to the net proceeds from the sale of such property to the purchase of other property or assets used or useful in the business of the Issuer or its Restricted Subsidiaries or to the retirement of Indebtedness that is pari passu in right of payment with the Notes (including the Notes) within 365 days before or after the effective date of any such Sale and Lease-Back Transaction; provided that, in lieu of applying such amount to the retirement of pari passu Indebtedness, the Issuer may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to the Issuer.

Notwithstanding the restrictions set forth in the preceding paragraph, the Issuer and its Restricted Subsidiaries may enter into any Sale and Lease-Back Transaction which would otherwise be subject to the foregoing restrictions if, after giving effect thereto, the aggregate amount of all attributable debt with respect to all such Sale and Lease-Back Transactions (not including attributable debt with respect to Sale and Lease-Back Transactions permitted under clauses (1) through (4) above), together with all Indebtedness secured by a Lien outstanding pursuant to the second paragraph of Section 4.08 hereof, does not exceed 7.5% of the Issuer’s Consolidated Total Assets.

Section 4.08	Liens.

The Issuer will not, directly or indirectly, create, incur or assume any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer unless:

(1)       in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property or assets that is senior in priority to such Liens; or

(2)       in all other cases, the Notes are equally and ratably secured.

The foregoing shall not apply to (A) Liens securing the Notes and (B) Liens securing other Indebtedness; provided that, after giving effect to the incurrence of such Indebtedness and any substantially concurrent retirement of any Indebtedness secured by Liens (other than Permitted Liens), the aggregate principal amount of all such Indebtedness secured by Liens pursuant to this subclause (B), together with all attributable debt outstanding pursuant to the second paragraph of Section 4.07, does not exceed 7.5% of the Issuer’s Consolidated Total Assets.

Any Lien created for the benefit of the Holders of Notes pursuant to this Section 4.08 shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable Lien described in clauses (1) and (2) of this Section 4.08 without any further action on the part of the Holders.

Section 4.09	Corporate Existence.

Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence, and the existence of each of its Restricted Subsidiaries and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the existence of any of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

Section 4.10	Offer to Repurchase Upon Change of Control.

(a)                If a Change of Control Repurchase Event occurs after the Issue Date, unless the Issuer has previously or concurrently sent a redemption notice with respect to all the outstanding Notes as described under Section 3.07 hereof, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control Repurchase Event, the Issuer shall send notice of such Change of Control Offer by first-class mail or electronically, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1)       that a Change of Control Offer is being made pursuant to this Section 4.10. and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)       the purchase price and the purchase date, which will be no earlier than 15 days nor later than 60 days from the date such notice is sent, unless the Change of Control Offer is conditional on the occurrence of the related Change of Control (the “Change of Control Payment Date”);

(3)       that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)       that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)       that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date. Notes held in book entry form shall be purchased in accordance with DTC’s applicable procedures;

(6)       that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control Repurchase Event notice, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased. Notes held in book entry form shall be withdrawn in accordance with DTC’s applicable procedures;

(7)       that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(8)       if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as the Change of Control shall occur, or that such redemption may not occur and such notice may be rescinded in the event that the Issuer shall determine that such condition will not be satisfied by the Change of Control Payment Date or by the Change of Control Payment as so delayed; and

(9)       the other instructions, as determined by the Issuer, consistent with this Section 4.10, that a Holder must follow.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is sent in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

(b)      On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1)       accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)       no later than 11:00 a.m. (Eastern time) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3)       deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(c)       The Issuer shall not be required to make a Change of Control Offer following a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.10 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control (whether or not a Below Investment Grade Rating Event has occurred), if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d)                If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above in this Section 4.10, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 15 days nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of a series that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to the applicable Change of Control Payment in respect of the Second Change of Control Payment Date.

(e)                Other than as specifically provided in this Section 4.10, any purchase pursuant to this Section 4.10 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.

ARTICLE 5

SUCCESSORS

Section 6.04 of the Base Indenture is hereby modified, amended, supplemented and deleted as it relates to the Notes except as described in, and to the extent of, this Article 5.

Section 5.01	Merger, Consolidation or Sale of All or Substantially All Assets.

(a)       The Issuer may not consolidate or merge with or into or wind up into (whether or not such Person is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1)       the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2)       the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)       immediately after such transaction, no Default exists; and

(4)       the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and constitutes the legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms.

(b)      The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture and the Notes and except in the case of a lease, the Issuer will automatically be released and discharged from its obligations under the Indenture and the Notes. Notwithstanding the foregoing:

(x)        any Restricted Subsidiary may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer, or any Restricted Subsidiary; and

(y)        the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reorganizing the Issuer in a State of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Section 5.02	Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the Indenture referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under the Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Article VII of the Base Indenture is hereby modified, amended, supplemented and deleted as it relates to the Notes except as described in, and to the extent of, this Article 6.

Section 6.01	Events of Default.

(a)       An “Event of Default” wherever used herein, means any one of the following events with respect to a particular series of Notes:

(1)       default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on such series of Notes;

(2)       default for 30 days or more in the payment when due of interest on or with respect to such series of Notes;

(3)       the failure by the Issuer for 90 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding to comply with any of its obligations under Section 4.03;

(4)       failure by the Issuer for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding to comply with any of its other obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (3) of this Section 6.01(a)) contained in the Indenture or the Notes with respect to such series of Notes;

(5)       default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Significant Subsidiary or the payment of which is guaranteed by the Issuer or any Significant Subsidiary, other than Indebtedness owed to the Issuer or any of its Subsidiaries, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(i)       such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(ii)       the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is in an aggregate amount in excess of the greater of $200.0 million and 1.0% of the Issuer’s Consolidated Total Assets at any one time outstanding;

(6)       the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)       commences proceedings to be adjudicated bankrupt or insolvent;

(ii)       consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy law;

(iii)       consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv)       makes a general assignment for the benefit of its creditors; or

(v)       generally is not paying its debts as they become due; or

(7)       a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)       is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in a proceeding in which the Issuer or any such Restricted Subsidiaries, that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(ii)       appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(iii)       orders the liquidation of the Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(b)                In the event of any Event of Default specified in clause (5) of Section 6.01(a) hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(1)       the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)       the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)       the default that is the basis for such Event of Default has been cured.

Section 6.02	Acceleration.

(a)                If any Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01(a) hereof) occurs and is continuing under the Indenture with respect to a particular series of Notes, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes of such series may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes of such series to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest with respect to such series of Notes shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes if and so long as a committee of its Responsible Officers in good faith determines acceleration is not in the best interest of the Holders of the Notes.

(b)                Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of Section 6.01(a) hereof, all outstanding Notes shall be due and payable immediately without further action or notice by or to any party, including on the part of the Trustee or any Holder.

Section 6.03	Other Remedies.

Subject to the duties of the Trustee as provided for in Article 7, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04	Waiver of Defaults.

Holders of a majority in aggregate principal amount of the then outstanding Notes of the applicable series by written notice to the Trustee may on behalf of the Holders of all of the Notes of the applicable series waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note of the applicable series held by a non-consenting Holder; and may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05	Control by Majority.

Holders of a majority in principal amount of the total outstanding Notes of the applicable series may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note of the applicable series or that would involve the Trustee in personal liability (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other holder).

Section 6.06	Limitation on Suits.

Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to the Indenture or the applicable series of Notes unless:

(1)       such Holder has previously given the Trustee written notice that an Event of Default is continuing with respect to such series of Notes;

(2)       Holders of at least 25% in principal amount of the total outstanding applicable series of Notes have requested the Trustee to pursue the remedy;

(3)       Holders of the applicable series of Notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, cost, liability, claim or expense;

(4)       the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)       Holders of a majority in principal amount of the total outstanding Notes of the applicable series have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use the Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07	Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12	Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13	Priorities.

If the Trustee or any Agent collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(i)        to the Trustee, the Agents, their agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or any Agent and the costs and expenses of collection;

(ii)       to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(iii)      to the Issuer or to such party as a court of competent jurisdiction shall direct, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Each of Article XI and Section 10.01 of the Base Indenture is hereby modified, amended, supplemented and deleted as it relates to the Notes except as described in, and to the extent of, this Article 7.

Section 7.01	Duties of Trustee.

(a)          If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, that a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          Except during the continuance of an Event of Default:

(i)           the duties of the Trustee shall be determined solely by the express provisions of the Indenture and the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations shall be read into the Indenture against the Trustee; and

(ii)          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculation or other facts stated therein).

(c)          The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)           this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)               the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)         the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)          Whether or not therein expressly so provided, every provision of the Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)          The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, cost, liability or expense.

(f)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02	Rights of Trustee.

(a)          The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)          Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificates or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written or verbal advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)          The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)          The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by the Indenture.

(e)           Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f)           None of the provisions of the Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(g)          The Trustee shall not be deemed to have notice of any Default or Event of Default or be required to act (including the sending of any notice) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

(h)          In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k)          The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture.

(l)           Under no circumstances shall the Trustee be liable in its individual capacity for the obligation evidenced by the Notes.

(m)         The permissive right of the Trustee to take the actions permitted by the Indenture shall not be construed as an obligation or duty.

(n)          The Trustee shall have no obligation to pursue any action that is not in accordance with applicable law.

Section 7.03	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of the Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to the Indenture other than its certificate of authentication.

Section 7.05	Notice of Defaults.

If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail or cause to be sent electronically to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.

Section 7.06	Reports by Trustee to Holders of the Notes.

Within 60 days after each March 15, beginning with the March 15 following the date of this Supplemental Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee in writing when any series of Notes are listed on any stock exchange or any delisting thereof.

Section 7.07	Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Supplemental Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, costs, damages, claims, liability or expense (including attorneys’ fees and expenses) incurred by it (as evidenced in an invoice from the Trustee) in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses, reasonable attorneys’ fees and expenses and court costs of enforcing the Indenture against the Issuer (including this Section 7.07), or defending itself against any action, claim or liability or suit brought to enforce the Trustee’s right to indemnification. whether asserted by any Holder or the Issuer, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of their obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence as adjudicated by a court of competent jurisdiction.

The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of the Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuer in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of the Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.

Section 7.08	Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a)       the Trustee fails to comply with Section 7.10 hereof;

(b)       the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)       a custodian or public officer takes charge of the Trustee or its property; or

(d)       the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under the Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09	Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

The Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11	Preferential Collection of Claims Against Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Each of Sections 12.03 through 12.08 of the Base Indenture is hereby modified, amended, supplemented and deleted as it relates to the Notes except as described in, and to the extent of, this Article 8.

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes of a particular series upon compliance with the conditions set forth below in this Article 8.

Section 8.02	Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes of a particular series on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by such series of outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Supplemental Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such series of Notes and the Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)       the rights of Holders of Notes with respect to such series to receive payments in respect of the principal of, premium, if any, and interest on such series of Notes when such payments are due solely out of the trust created pursuant to this Supplemental Indenture referred to in Section 8.04 hereof;

(b)       the Issuer’s obligations with respect to such series of Notes concerning issuing temporary Notes of such series, registration of such Notes of such series, mutilated, destroyed, lost or stolen Notes of such series and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)       the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d)       the provisions of this Section 8.02.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03	Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09 and 4.10 hereof and clause (4) of Section 5.01(a), Sections 5.01(c) and 5.01(d) hereof with respect to the outstanding Notes of a particular series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and such series of Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to such series of outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of the Indenture and such series of Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), 6.01(7) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) and 6.01(8) hereof shall not constitute Events of Default.

Section 8.04	Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to any series of outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of Notes:

(1)       the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such series of Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on such series of Notes on the stated maturity date or on the redemption date, as the case may be, of such principal amount, premium, if any, or interest on such series of Notes and the Issuer must specify whether such series of Notes are being defeased to maturity or to a particular redemption date; provided, that in connection with any defeasance to a Redemption Date prior to June 15, 2030, in the case of the 2030 Notes, or March 15, 2050, in the case of the 2050 Notes, the amount deposited in respect of the Applicable Premium shall be sufficient for purpose of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the deposit, with any deficit on such Redemption Date (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the corresponding Redemption Date, and with any excess on such Redemption Date required to be returned to the Issuer by the Trustee. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2)       in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)       the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)       since the issuance of such series of Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of such series of Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)       in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners of such series of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)       no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit with respect to such series of Notes;

(5)       such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facility or any other material agreement or instrument (other than the Indenture) to which, the Issuer is a party or by which the Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6)       the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any others; and

(7)       the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through the Paying Agent (including the Issuer or a Subsidiary acting as Paying Agent), the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06	Repayment to Issuer.

Subject to applicable escheatment laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or any Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07	Reinstatement.

If the Trustee or the Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Article XIV of the Base Indenture is hereby modified, amended, supplemented and deleted as it relates to the Notes except as described in, and to the extent of, this Article 9.

Section 9.01	Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuer and the Trustee may amend or supplement the Indenture or Notes without the consent of any Holder:

(1)       to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)       to provide for uncertificated Notes of such series in addition to or in place of certificated Notes or to provide for the issuance of Additional Notes;

(3)       to comply with Section 5.01 hereof;

(4)       to provide the assumption of the Issuer’s obligations to the Holders;

(5)       to secure the Notes or make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(6)       to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer;

(7)       to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8)       to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9)       to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10)       to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Prospectus to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of the Indenture or Notes as set forth in an Officer’s Certificate; or

(11)       to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes or comply with the procedures of any securities depositary; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

Upon the request of the Issuer accompanied by resolutions of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of the Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under the Indenture or otherwise.

Section 9.02	With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement the Indenture, the Notes of any series with the consent of the Holders of at least a majority in principal amount of the Notes of such series then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes of such series), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes of such series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes of such series may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes of such series). Section 2.08 hereof and Section 2.09 hereof shall determine which series of Notes are considered to be “outstanding” for the purposes of this Section 9.02; provided, however, that if any amendment, waiver or other modification will only affect the 2030 Notes or the 2050 Notes, only the consent of the Holders of at least a majority in principal amount of the then disadvantaged series of Notes (and not the consent of the Holders of at least a majority of all Notes), shall be required.

Upon the request of the Issuer accompanied by resolutions of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under Sections 9.01 or 9.02 becomes effective, the Issuer shall mail or cause to be sent electronically to the Holders of such series of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes of a series held by a non-consenting Holder):

(1)       reduce the principal amount of such series of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)       reduce the principal amount of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to Section 4.10 hereof to the extent that any such amendment or waiver does not have the effect of reducing the principal of or changing the fixed final maturity of any such Note or altering or waiving the provisions with respect to the redemption of such Notes);

(3)       reduce the rate of or change the time for payment of interest on any Note of such series;

(4)       waive a Default in the payment of principal of or premium, if any, or interest on the Notes of such series (except a rescission of acceleration of the Notes of such series by the Holders of at least a majority in aggregate principal amount of the Notes of such series and a waiver of the payment default that resulted from such acceleration), or in respect of a covenant or provision contained in the Indenture which cannot be amended or modified without the consent of all Holders;

(5)       make any such Note payable in money other than that stated therein;

(6)       make any change in the provisions of the Indenture relating to waivers of past Defaults or the contractual rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes of such series;

(7)       make any change in these amendment and waiver provisions as it relates to such series of Notes;

(8)       amend the contractual right expressly set forth in the Indenture of any Holder to receive payment of principal of, premium, if any, and interest on, such Holder’s Notes on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such due dates; or

(9)       make any change to or modify the ranking of the Notes of such series that would adversely affect the Holders.

Section 9.03	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.04	Compliance with Trust Indenture Act.

Every amendment or supplement to the Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.05	Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06	Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until its board of directors approves it. In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01 hereof) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by the Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03) (provided, however, that such Officer’s Certificate and Opinion of Counsel need not be provided in connection with the execution of a supplemental indenture that establishes the terms of a series of Notes pursuant to Section 2.01 hereof).

Section 9.07	Additional Voting Terms; Calculation of Principal Amount.

All Notes issued under the Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no series of Notes will have the right to vote or consent as a separate series on any matter; provided, however, that if any amendment, waiver or other modification will only affect the 2030 Notes or the 2050 Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding 2030 Notes or 2050 Notes (and not the consent of the Holders of at least a majority of all Notes), as the case may be, shall be required. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

ARTICLE 10

[RESERVED]

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 12.02 of the Base Indenture is hereby modified, amended, supplemented and deleted as it relates to the Notes except as described in, and to the extent of, this Article 11.

Section 11.01	Satisfaction and Discharge.

The Indenture shall be discharged and shall cease to be of further effect as to a series of Notes, when either:

(1)       all Notes of such series theretofore authenticated and delivered, except lost, stolen or destroyed Notes of such series which have been replaced or paid and Notes of such series for whose payment money has theretofore been deposited in trust, have been irrevocably delivered to the Trustee for cancellation; or

(2)       (A) all Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes of such series cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purpose of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the redemption date, and with any excess on such redemption date required to be returned to the Issuer by the Trustee. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(B)       no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture as it relates to such series of Notes or the Notes of such series shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than the Indenture) to which the Issuer is a party or by which the Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(C)       the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(D)       the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of the Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof shall survive.

Section 11.02	Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01	Trust Indenture Act Controls.

If any provision of the Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

Section 12.02	Notices.

Any notice or communication by the Issuer, the Trustee or any Paying Agent to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

Activision Blizzard, Inc.

3100 Ocean Park Boulevard

Santa Monica, CA 90405

Fax No.: (310) 255-2152

Attention: Chief Legal Officer

If to the Trustee:

Wells Fargo Bank, National Association

Corporate Trust Services

MAC E2064-05A

333 S. Grand Avenue, 5th Floor

Los Angeles, CA 90071
Fax No.: (213) 253-7598
Attention: Activision Blizzard Administrator

The Issuer, the Trustee or any Paying Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time submitted, if made by electronic submission; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Notices and communications in respect of Notes held in book entry form shall be given in accordance with DTC’s applicable procedures.

If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

Section 12.03	Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under the Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 12.04	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under the Indenture, the Issuer shall furnish to the Trustee:

(a)       An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in the Indenture relating to the proposed action have been satisfied; and

(b)       An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all conditions precedent and covenants, if any, provided for in the Indenture relating to the proposed action have been satisfied.

Section 12.05	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture (other than a certificate provided pursuant to Section 4.04 hereof or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

(a)       a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)       a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)       a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07	No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or any of their parent companies shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08	Governing Law.

THIS SUPPLEMENTAL INDENTURE AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 12.09	Waiver of Jury Trial; Consent to Jurisdiction.

THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The Issuer, the Trustee and the Holders (by their acceptance of the Securities) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 12.10	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Supplemental Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, pandemics or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 12.11	No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or any of the Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 12.12	Successors.

All agreements of the Issuer in this Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 12.13	Severability.

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14	Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 12.15	Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16	Qualification of Supplemental Indenture.

The Issuer shall qualify this Supplemental Indenture under the Trust Indenture Act and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Supplemental Indenture and the Notes and printing this Supplemental Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Supplemental Indenture under the Trust Indenture Act.

Section 12.17	U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

ACTIVISION BLIZZARD, INC.

By:	/s/ Chris B. Walther
Name: Chris B. Walther
Title: Chief Legal Officer

[Activision - Signature Page to Second Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee

By:	/s/ Maddy Hughes
Name: Maddy Hughes
Title: Vice President

[Activision - Signature Page to Second Supplemental Indenture]

EXHIBIT A-1

[Face of 2030 Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

A-1-1

CUSIP 00507V AP4

ISIN US00507VAP40

GLOBAL NOTE
representing up to
$ [______________]

1.350% Senior Notes due 2030

No.	[$______________]

ACTIVISION BLIZZARD, INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ United States Dollars] on September 15, 2030.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

A-1-2

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

ACTIVISION BLIZZARD, INC.

By:
Name:
Title:

A-1-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 2030 Notes referred to in the within-mentioned Indenture:

Date of Authentication: ________________, 20___

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

A-1-4

[Back of 2030 Note]

1.350% Senior Notes due 2030

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.         INTEREST. Activision Blizzard, Inc., a Delaware corporation, promises to pay interest on the principal amount of this 2030 Note at 1.350% per annum from August 10, 20201 until maturity. The Issuer will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the 2030 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be March 15, 2021. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the 2030 Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the 2030 Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.         METHOD OF PAYMENT. The Issuer will pay interest on the 2030 Notes to the Persons who are registered Holders of 2030 Notes at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such 2030 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Supplemental Indenture (as defined below) with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other 2030 Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.         PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of their Subsidiaries may act in any such capacity.

4.         INDENTURE. The Issuer issued the 2030 Notes under that certain Second Supplemental Indenture, dated as of August 10, 2020 (the “Supplemental Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to that certain Base Indenture, dated as of May 26, 2017, between the Issuer and the Trustee (the “Base Indenture” and, together with the Supplemental Indenture and any future supplemental indenture entered into thereunder, the “Indenture”). This 2030 Note is one of a duly authorized issue of notes of the Issuer designated as its 1.350% Senior Notes due 2030. The Issuer shall be entitled to issue Additional 2030 Notes pursuant to Section 2.01 of the Supplemental Indenture. The 2030 Notes and the 2050 Notes issued under the Indenture (collectively, referred to herein as the “Notes”) are separate series of Notes, but shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. The terms of the 2030 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The 2030 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 2030 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

[1]	With respect to the Initial 2030 Notes.

A-1-5

5.         OPTIONAL REDEMPTION.

(a)        Except as described below under clause 5(b) hereof, the 2030 Notes will not be redeemable at the Issuer’s option before June 15, 2030.

(b)       At any time prior to June 15, 2030, the Issuer may redeem all or a part of the 2030 Notes, upon not less than 15 nor more than 60 days’ prior notice mailed by first-class mail or electronically to the registered address of each Holder of 2030 Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the 2030 Notes redeemed plus the Applicable Premium as of the Redemption Date, and accrued and unpaid interest, if any, to the Redemption Date, subject to the rights of Holders of 2030 Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c)       Any redemption of 2030 Notes or notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed and such redemption provisions may be adjusted to comply with the requirements of any depositary.

(d)       On and after June 15, 2030, the Issuer may redeem the 2030 Notes, in whole or in part, upon not less than 15 nor more than 60 days’ prior notice by first-class mail, postage prepaid, or electronically or otherwise in accordance with the procedures of DTC, with a copy to the Trustee, to each Holder of 2030 Notes at the address of such Holder appearing in the security register, at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of 2030 Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(e)       Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Supplemental Indenture.

6.         MANDATORY REDEMPTION. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the 2030 Notes.

7.         NOTICE OF REDEMPTION. Subject to Section 3.03 of the Supplemental Indenture, notice of redemption will be mailed by first-class mail or electronically at least 15 days but not more than 60 days before the redemption date (except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 of the Supplemental Indenture) to each Holder whose 2030 Notes are to be redeemed at its registered address. 2030 Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on 2030 Notes or portions thereof called for redemption.

A-1-6

8.         OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control Repurchase Event, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s 2030 Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.10 of the Supplemental Indenture.

9.         DENOMINATIONS, TRANSFER, EXCHANGE. The 2030 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2030 Notes may be registered and 2030 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any 2030 Note or portion of a 2030 Note selected for redemption, except for the unredeemed portion of any 2030 Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any 2030 Notes for a period of 15 days before a selection of 2030 Notes to be redeemed.

10.       PERSONS DEEMED OWNERS. The registered Holder of a 2030 Note may be treated as its owner for all purposes.

11.       AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the 2030 Notes may be amended or supplemented as provided in the Indenture.

12.       DEFAULTS AND REMEDIES. The Events of Default relating to the 2030 Notes are defined in Section 6.01 of the Supplemental Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding 2030 Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding 2030 Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the 2030 Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the 2030 Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the 2030 Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the 2030 Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the 2030 Notes held by a non-consenting Holder. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within ten (10) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

13.       AUTHENTICATION. This 2030 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14.       GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE 2030 NOTES.

A-1-7

15.       CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the 2030 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2030 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Activision Blizzard, Inc.

3100 Ocean Park Boulevard

Santa Monica, CA 90405
Fax No.: (310) 255-2152
Attention: Chief Legal Officer

A-1-8

ASSIGNMENT FORM

To assign this 2030 Note, fill in the form below:

(I) or (we) assign and transfer this 2030 Note to:
(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this 2030 Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2030 Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2030 Note purchased by the Issuer pursuant to Section  4.10 of the Supplemental Indenture, check the box below:

[   ] Section 4.10

If you want to elect to have only part of this 2030 Note purchased by the Issuer pursuant to Section 4.10 of the Supplemental Indenture, state the amount you elect to have purchased:

$_______________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2030 Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

*This schedule should be included only if the 2030 Note is issued in global form

A-1-11

EXHIBIT A-2

[Face of 2050 Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

A-2-1

CUSIP 00507V AQ2

ISIN US00507VAQ23

GLOBAL NOTE
representing up to
$ [______________]

2.500% Senior Notes due 2050

No.	[$______________]

ACTIVISION BLIZZARD, INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ United States Dollars] on September 15, 2050.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

A-2-2

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

ACTIVISION BLIZZARD, INC.

By:
Name:
Title:

A-2-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 2050 Notes referred to in the within-mentioned Indenture:

Date of Authentication: ________________, 20___

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

A-2-4

[Back of 2050 Note]

2.500% Senior Notes due 2050

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.         INTEREST. Activision Blizzard, Inc., a Delaware corporation, promises to pay interest on the principal amount of this 2050 Note at 2.500% per annum from August 10, 20201 until maturity. The Issuer will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the 2050 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be March 15, 2021. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the 2050 Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the 2050 Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.         METHOD OF PAYMENT. The Issuer will pay interest on the 2050 Notes to the Persons who are registered Holders of 2050 Notes at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such 2050 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Supplemental Indenture (as defined below) with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other 2050 Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.         PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of their Subsidiaries may act in any such capacity.

4.         INDENTURE. The Issuer issued the 2050 Notes under that certain Second Supplemental Indenture, dated as of August 10, 2020 (the “Supplemental Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to that certain Base Indenture, dated as of May 26, 2017, between the Issuer and the Trustee (the “Base Indenture” and, together with the Supplemental Indenture and any future supplemental indenture entered into thereunder, the “Indenture”). This 2050 Note is one of a duly authorized issue of notes of the Issuer designated as its 2.500% Senior Notes due 2050. The Issuer shall be entitled to issue Additional 2050 Notes pursuant to Section 2.01 of the Supplemental Indenture. The 2050 Notes and the 2030 Notes issued under the Indenture (collectively, referred to herein as the “Notes”) are separate series of Notes, but shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. The terms of the 2050 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The 2050 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 2050 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

[1]	With respect to the Initial 2050 Notes.

A-2-5

5.         OPTIONAL REDEMPTION.

(a)        Except as described below under clause 5(b) hereof, the 2050 Notes will not be redeemable at the Issuer’s option before March 15, 2050.

(b)       At any time prior to March 15, 2050, the Issuer may redeem all or a part of the 2050 Notes, upon not less than 15 nor more than 60 days’ prior notice mailed by first-class mail or electronically to the registered address of each Holder of 2050 Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the 2050 Notes redeemed plus the Applicable Premium as of the Redemption Date, and accrued and unpaid interest, if any, to the Redemption Date, subject to the rights of Holders of 2050 Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c)       Any redemption of 2050 Notes or notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed and such redemption provisions may be adjusted to comply with the requirements of any depositary.

(d)       On and after March 15, 2050, the Issuer may redeem the 2050 Notes, in whole or in part, upon not less than 15 nor more than 60 days’ prior notice by first-class mail, postage prepaid, or electronically or otherwise in accordance with the procedures of DTC, with a copy to the Trustee, to each Holder of 2050 Notes at the address of such Holder appearing in the security register, at a redemption price equal to 100% of the principal amount of the 2050 Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of 2050 Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(e)       Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Supplemental Indenture.

6.         MANDATORY REDEMPTION. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the 2050 Notes.

7.         NOTICE OF REDEMPTION. Subject to Section 3.03 of the Supplemental Indenture, notice of redemption will be mailed by first-class mail or electronically at least 15 days but not more than 60 days before the redemption date (except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 of the Supplemental Indenture) to each Holder whose 2050 Notes are to be redeemed at its registered address. 2050 Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on 2050 Notes or portions thereof called for redemption.

A-2-6

8.         OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control Repurchase Event, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s 2050 Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.10 of the Supplemental Indenture.

9.         DENOMINATIONS, TRANSFER, EXCHANGE. The 2050 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2050 Notes may be registered and 2050 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any 2050 Note or portion of a 2050 Note selected for redemption, except for the unredeemed portion of any 2050 Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any 2050 Notes for a period of 15 days before a selection of 2050 Notes to be redeemed.

10.       PERSONS DEEMED OWNERS. The registered Holder of a 2050 Note may be treated as its owner for all purposes.

11.       AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the 2050 Notes may be amended or supplemented as provided in the Indenture.

12.       DEFAULTS AND REMEDIES. The Events of Default relating to the 2050 Notes are defined in Section 6.01 of the Supplemental Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding 2050 Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding 2050 Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the 2050 Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the 2050 Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the 2050 Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the 2050 Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the 2050 Notes held by a non-consenting Holder. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within ten (10) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

13.       AUTHENTICATION. This 2050 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

A-2-7

14.       GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE 2050 NOTES.

15.       CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the 2050 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2050 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Activision Blizzard, Inc.

3100 Ocean Park Boulevard

Santa Monica, CA 90405
Fax No.: (310) 255-2152
Attention: Chief Legal Officer

A-2-8

ASSIGNMENT FORM

To assign this 2050 Note, fill in the form below:

(I) or (we) assign and transfer this 2050 Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this 2050 Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2050 Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2050 Note purchased by the Issuer pursuant to Section  4.10 of the Supplemental Indenture, check the box below:

[   ] Section 4.10

If you want to elect to have only part of this 2050 Note purchased by the Issuer pursuant to Section 4.10 of the Supplemental Indenture, state the amount you elect to have purchased:

$_______________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2050 Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

*This schedule should be included only if the 2050 Note is issued in global form

A-2-11